UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Amendment No. )

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2008

United Therapeutics Corporation

(Exact Name of Registrant as Specified in the Charter)

Delaware	000-26301	52-1984749
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1110 Spring Street Silver Spring, MD	20910
(Address of principal executive offices)	(Zip Code)

(301) 608-9292

(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On June 2, 2008, the Board of Directors (the “Board”) of United Therapeutics Corporation (the “Company”), upon recommendation of the Compensation Committee of the Board (the “Committee”), approved and adopted the Company’s Share Tracking Awards Plan (the “Plan”).  The Committee subsequently approved grants of Share Tracking Awards (the “Awards”), as defined below, which were granted on June 3, 2008, to certain of the Company’s employees, including executive officers.

Grants of Awards are made pursuant to standard terms and conditions (the “Terms and Conditions”) and a standard grant letter (the “Grant Letter”), the forms of which were approved by the Committee to be used in connection with standard grants of Awards to the Company’s employees, directors and other eligible persons, including the Company’s executive officers.  The Terms and Conditions and Grant Letter together constitute the Form of Award agreement for purposes of the Plan (as described below).

The following description is qualified in its entirety by reference to the terms of the Plan, the Form of Terms and Conditions for Employees, the Form of Terms and Conditions for Non-Employees and the Form of Grant Letter, copies of which will be filed as exhibits to the Company’s next periodic report or registration statement filed with the Securities and Exchange Commission.

Summary of the Plan

General.  The purpose of the Plan is to promote the success and enhance the value of the Company by linking the interests of its eligible directors, officers and employees to those of the Company’s shareholders.  The Plan is further intended to provide the Company with the flexibility to motivate, attract, and retain the services of directors, officers and employees upon whom the Company’s success depends, and to provide them with an additional incentive to achieve superior performance.  To promote this purpose, the Plan currently provides for the grant of Awards to the Company’s employees.  The Awards, which are granted from time to time to select participants in the Plan, including directors, officers, employees and consultants of the Company and its subsidiaries, convey the right to receive an amount in cash equal to the Appreciation, which is defined as the positive difference between the fair market value of the Award on the exercise date and the fair market value of the Award on the grant date.  The fair market value of an Award on the grant date or the exercise date is equal to the closing price of one share of the Company’s common stock on that date.  Any Appreciation will be paid solely in cash as outlined in the Plan, the Terms and Conditions and the Grant Letter.

Awards Subject to the Plan.  The maximum number of Awards reserved and available under the Plan is 3,000,000.  No shares of the Company’s common stock will be issued pursuant to the Plan, and payments made under the Plan, if at all, will be made only in cash.  Any Awards that expire, forfeit, are cancelled or are otherwise terminated unexercised will be returned to the Award pool and may be re-awarded under the Plan.  In the event of any change in capitalization of the Company, such as a stock dividend or split, recapitalization, merger, consolidation, spin off, reorganization, combination or exchange of shares, or other similar corporate change, the Committee will make the appropriate adjustments in the number of Awards reserved under the Plan and the number of Awards with respect to any participant to prevent dilution or enlargement of an Award.

Administration.  The Plan is administered by the Committee, which has the power to determine the terms and conditions of the Awards, to construe and interpret the Plan, and to make all other determinations relating to administering the Plan.  The Committee also may delegate to one or more officers of the Company the authority to grant Awards under the Plan.

Awards.  The Committee may grant an Award to any eligible employee, director or consultant of the Company at any time.  The Committee will determine the number of Awards to be granted, which may vary for each participant in the Plan.  Each Award will be evidenced by a written Award agreement and will become effective upon the execution of such Award agreement by the Plan participant.  Awards granted under the Plan generally expire within 10 years of grant, subject to earlier expiration upon termination of the participant’s employment with the Company.  No Plan participant or other person will have any claim or right to be granted an Award, and neither the Company nor the Committee is obligated to treat Plan participants uniformly.  Awards do not provide participents with any dividend, voting or other shareholder rights.  The terms of the Plan in no way constitute a contract of continuing employment, and all of a participant’s rights with respect to an Award (except as provided in the Plan or in the Award agreement) will generally terminate upon termination of employment or service to the Company and its subsidiaries.

Vesting of Awards.  Each Award, unless otherwise determined by the Committee, will partially vest in one-third increments on each of the first three anniversaries of the date on which the Award was granted.  Awards will vest fully on the earliest of the following to occur:  (1) the date of a Change of Control of the Company; (2) the third anniversary of the Award’s grant date, provided that the participant continues to be employed by the Company; (3) the date of the participant’s death while employed by the Company; or (4) the date of the participant’s Total Disability (as defined in the Plan).  Unless otherwise determined by the Committee, any Award not vested on the date of the participant’s termination of employment will be forfeited, and no payments will be made pursuant to the Award.  For purposes of the Plan, a “Change of Control” will occur: (a) upon (i) commencement of a public tender offer for all or any portion of the Company’s common stock, (ii) the submission of a proposal to merge, consolidate or otherwise combine with another company to the Company’s shareholders for approval or (iii) the approval by the Board of any transaction or event that would constitute a change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A under the Securities Exchange Act of

1934, as amended (the “Exchange Act”); (b) if any person or group (as used in Section 13(d) of the Exchange Act) becomes the beneficial owner of securities of the Company representing more than 30% of (i) the shares of the Company’s common stock then outstanding or (ii) the combined voting power (other than in the election of directors) of all voting securities of the Company then outstanding; (c) if, during any 24 consecutive-month-period, individuals who at the beginning of such period constituted the Board (and any director whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then in office who were either directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason (other than death or disability) to constitute at least a majority of the Board; or (d) upon the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a liquidation of the Company into a wholly-owned subsidiary.

Assignment and Transfer of Awards.  Awards granted under the Plan are not assignable or transferable other than by will or the laws of descent and distribution.  No Award or interest or right associated with any Award will be liable for the debts, contracts or engagements of the Plan participant nor will such Award be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or such other means as specified in the Plan.

Cancellation of Awards.  The Committee may cancel all or any part of an Award with the written consent of the Plan participant holding the Award.  All rights of the Plan participant with respect to such cancelled Award will terminate upon cancellation.

Termination or Amendment.  The Plan may be amended, altered or terminated at any time by the Board.  Any Award may be amended, altered or terminated by the Committee at any time, provided, however, that no termination or amendment may adversely affect any outstanding Award without the written consent of the Plan participant, unless necessary to comply with any applicable law or changes to applicable law.  Notwithstanding the foregoing, the Committee will have unilateral authority to make adjustments to the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Company, the Company’s financial statements or changes in accounting principles in order to prevent dilution or enlargement of the benefits under the Plan or to comply with applicable accounting principles.

Right of Offset.  Notwithstanding any provision in the Plan to the contrary, to the extent provided by Section 409A of the Internal Revenue Code of 1986, as amended, the Company may reduce the amount of any payment to a Plan participant by the amount of any obligation of such individual to or on behalf of the Company that is or becomes due and payable.  Plan participants are deemed to have consented to such reduction.

Effective Date.  The Plan became effective on June 2, 2008. Awards may be granted under the Plan at any time on and after the effective date until termination of the Plan by the Company.  Any Awards outstanding as of the termination date of the Plan will continue in accordance with the terms of the Award, unless otherwise provided in the Plan or the Award agreement.

Terms and Conditions of Awards

As set forth above, Awards are granted pursuant to the Plan as well as the applicable Terms and Conditions and the Grant Letter.  In addition to the summary description of the Plan above, pursuant to the Terms and Conditions and the Grant Letter, Awards granted under the Plan generally have the terms described below.

Non-Transferability.  Once vested, an Award may be exercised prior to expiration only by the Plan participant.  If the participant dies prior to exercising a vested Award, the Award may be exercised only by persons entitled to do so under the Plan.  Specifically, if the participant dies, any amount payable under the Award will be made to the participant’s designated beneficiary (which may include individuals, trusts or other legal entities).  If, however, the participant fails to designate a beneficiary with the Committee prior to his or her death, any amounts payable under the Award will be made to the participant’s estate.  The terms of any Award are binding upon the participant’s executors, administrators, heirs, successors and assigns.

Vesting.  For employees, Awards will vest according to the Plan’s vesting schedule so long as they remain employed by the Company or its subsidiaries.  For members of the Board, Awards will continue to vest according to the Plan’s vesting schedule so long as they serve as a member of the Board and meet the requirements specified.

Form of Payment.  Appreciation will generally be paid to the participant by Company check either in the next payroll (for employees) or the next accounts payable cycle (for Board members) following the exercise date.

Withholding.  As a condition of the Award, the Company will withhold from any cash compensation payable to the participant any taxes required to be withheld by the Company under federal, state or local law once the participant exercises the Award.

Special Exercise Rights.  Notwithstanding any other provision in the Plan or the participant’s Award agreement, Awards will become fully exercisable upon a Change of Control of the Company (as defined in the Plan), or upon the participant’s death or Total Disability (as defined in the Plan).  If so determined by the Committee, all or a portion of the Award will automatically be exercised upon the occurrence of a Change of Control.

Method of Exercise.  Once vested, Awards may be exercisable only by a participant who is an employee of the Company or its subsidiaries either:  (i) at any time that participant remains fully employed with the Company or its subsidiaries; or (ii) for a period of ninety (90) days following the date of termination of that participant’s employment with the Company or its subsidiaries.  For members of the Board, Awards, once vested, are exercisable at any time prior to expiration.

Awards will be exercisable upon delivery to the Company of an executed Award Exercise Form (as defined in the Terms and Conditions).  The Award will lapse and be without further force and effect if it remains unexercised by a participant who is a former employee of the Company or its subsidiaries ninety (90) days following the date of termination of his or her employment with the Company or its subsidiaries.

Awards under the Plan / Cancellation of Option Grants under the Company’s 2008 Equity Incentive Plan

As noted above, the Committee separately approved grants of Awards to certain of the Company’s employees, including executive officers, on June 3, 2008.  Such Awards were granted upon the cancellation of all contingent option grants made under the Company’s 2008 Equity Incentive Plan (the “2008 EIP”), which option grants had been made as of April 1, 2008, contingent upon shareholder approval of the 2008 EIP.  Shareholder approval of the 2008 EIP was not obtained, and the 2008 EIP has been terminated and all grants made thereunder have been cancelled.  The Award grants to the Company’s executive officers have been reported by such executive officers on Forms 4 filed on June 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

(Registrant)

Dated: June 6, 2008	By:	/s/ ANDREW FISHER
	Name:	Andrew Fisher
	Title:	Senior Vice President, Investor Relations and Deputy General Counsel